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Exhibit 1.1

FORM OF

UNDERWRITING AGREEMENT

Dated as of [    •    ]

TPG N.V.

To the Representatives named in Schedule I hereto
of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

        TPG N.V., a limited liability public company incorporated under the laws of The Netherlands (the Company), proposes to sell from time to time to the several Underwriters named in Schedule II hereto (the Underwriters) for whom you (the Representatives) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the Securities), which may be issued under an indenture (the Indenture) dated as of May 28, 2004 between the Company and Citibank, N.A., as trustee (the Trustee).

        Schedule I hereto will specify (to the extent not set forth in the Indenture and the Registration Statement and Prospectus with respect thereto) the terms of such Securities, including whether they may be deposited with Citibank, N.A., as depositary (the ADR Depositary), pursuant to a deposit agreement, dated as of June 15, 1998, as amended from time to time (the ADR Deposit Agreement), among the Company, the ADR Depositary and the holders and beneficial owners from time to time of American Depositary Receipts (ADRs) issued by the Depositary and evidencing American Depositary Shares (ADSs).

        The Company has filed with the United States Securities and Exchange Commission (the Commission) a shelf registration statement on Form F-3 covering the registration of various types of securities under the Securities Act of 1933, as amended (the Securities Act), including the Securities, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the Prospectus Supplement) specifically relating to the Securities pursuant to Rule 424 under the Securities Act. In addition, the ADR Depositary has filed with the Commission a registration statement, or registration statements, on Form F-6 and a related prospectus for the registration under the 1933 Act of the ADSs. The registration statement on Form F-6, if applicable, for the registration of the ADSs evidenced by ADRs, in the form in which it has been declared effective by the Commission, and the prospectus included therein are hereinafter called the "ADR Registration Statement" and the "ADR Prospectus", respectively. The term "Registration Statement" means the registration statement (No. 333-[    •    ]), including the exhibits thereto, as amended to the date of this Agreement, and, where applicable, the ADR Registration Statement, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement, and, where applicable, the ADR Prospectus. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. The Prospectus and the preliminary prospectus will be used in connection with the offering and sale of the Securities. The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives.

        As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include, in each case, the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the preliminary prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the Exchange Act).

        1.    Representations and Warranties.    The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)   The Registration Statement has been filed with the Commission and become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b)   (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, when it becomes effective will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in (A) that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee (Exhibit 25.1 to the Registration Statement) or (B) the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

          (c)   The Company and each of its subsidiaries has been duly incorporated and is validly existing as a public company with limited liability or as a corporation under the laws of The Netherlands or the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries taken as a whole (a Material Adverse Effect).

          (d)   The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (e)   Each of this Agreement and the ADR Deposit Agreement has been duly authorized, executed and delivered by the Company.

          (f)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated in, this Agreement, will not contravene any provision of (i) applicable law or (ii) the Articles of Association of the Company or any equivalent corporate governance document of any subsidiary or (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, and no consent, approval, authorization, registration, filing, notification, clearance, order or qualification of or with any court, governmental or supranational body, agency or taxing authority is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and such as have been obtained and made under the Securities Act and, if the Securities are debt securities, the Trust Indenture Act.

          (g)   There are no legal or governmental, administrative or other proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (i) except as disclosed in the Registration Statement, would have a Material Adverse Effect or in any manner question the validity of this Agreement or the Securities or (ii) are required to be described in the Registration Statement or the Prospectus and are not so described.

          (h)   There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) other than any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (i)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (j)    The Company is not and will not be required to register as an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

        2.    Agreements to Sell and Purchase.    Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

        3.    Terms of the Offering.    The Company is advised by the Representatives that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

        4.    Payment and Delivery.    Payment for the Securities shall be made to the Company in immediately available funds in New York, New York against delivery of such Securities for the respective accounts of the several Underwriters by 10:00 a.m., New York, New York time, on [    •    ] , or at such other time on the same or such later date not more than three business days after that date as shall be designated in writing by the Representatives, which time and date may be postponed by agreement between the Representatives and the Company or as provided in Section 10. The time and date of such payment are herein referred to as the "Closing Date".

        5.    Conditions to the Underwriters' Obligations.    The several obligations of the Underwriters are subject to the following conditions:

          (a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) other than any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (b)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c)   The Underwriters shall have received on the Closing Date an opinion of Jeroen Brabers, Esq., General Counsel and Corporate Secretary for the Company, dated the Closing Date, in the form attached to this Agreement as Exhibit A, subject to modifications to which the Underwriters do not reasonably object.

          (d)   The Underwriters shall have received on the Closing Date an opinion of Allen & Overy LLP, special Dutch counsel for the Company, dated the Closing Date, in the form attached to this Agreement as Exhibit B, subject to modifications to which the Underwriters do not reasonably object.

          (e)   The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Allen & Overy LLP, special U.S. counsel for the Company, dated the Closing Date, in the forms attached to this Agreement as Exhibits C-1 and C-2, respectively, subject to modifications to which the Underwriters do not reasonably object.

          (f)    The Underwriters shall have received on the Closing Date an opinion of [    •    ], U.S. counsel for the Underwriters, dated the Closing Date, in the form attached to this Agreement as Exhibit D, subject to modifications to which the Underwriters do not reasonably object.

          (g)   The Underwriters shall have received, not later than and not more than three days prior to the Closing Date, a letter in form and substance reasonably satisfactory to the Underwriters and PricewaterhouseCoopers Accountants N.V., from [    •    ], independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        The Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

        6.    Covenants of the Company.    In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a)   To furnish to the Representatives upon request, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York, New York, without charge, prior to 10:00 a.m. New York, New York time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

          (b)   To advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and to advise the Representatives promptly of the filing of any such amendment or supplement.

          (c)   To file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (d)   If, during such period after the first date of the offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (e)   To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

          (f)    To make generally available to the Company's security holders and to the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (g)   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the delivery of the Securities to the Underwriters, including any taxes payable thereon, (iii) the costs and charges of any transfer agent, registrar or depositary, (iv) the fees and disbursements of the Trustee and its counsel, and (v) any fees charged by rating agencies for the rating of the Securities. Except as expressly provided otherwise, the Underwriters shall pay all their costs and expenses including, without limitation, fees and disbursements of their counsel.

        7.    Covenants of Underwriters.

          (a)   Each Underwriter understands that no action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the Securities, or the possession, circulation or distribution of the Prospectus or any other material relating to the Company in any jurisdiction where action for that purpose is required. Each Underwriter represents and agrees that it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any registration statement, prospectus or any amendment or supplement thereto or any such other material, in each case at its own expense.

          (b)   In connection with any offering of the notes outside the United States, each Underwriter represents and agrees that:

              (i)  it has not offered or sold and, prior to the expiry of a period of six months from the issue date of such Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

             (ii)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, (the FSMA)) in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

            (iii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

          (c)   Each Underwriter understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the Securities and Exchange Law). Each Underwriter represents and agrees that it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which in term means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          (d)   Each Underwriter represents and agrees that it will:

              (i)  not offer for sale, sell or market in Belgium the Securities by means of a public offer under Belgian Law;

             (ii)  not sell the Securities to any person qualifying as a consumer within the meaning of Article 1.7 of the Belgian law of July 14, 1991 on consumer protection and trade practices unless such sale is made in compliance with the Belgian law of July 14, 1991 on consumer protection and trade practices and with its implementing legislation; and

            (iii)  offer the Securities in Belgium only in accordance with articles 1 and 2 of the Royal Decree of July 7, 1999 or to persons who subscribe to a minimum amount of €250,000 each or to Qualifying Institutional Investors acting for their own account and listed in article 3, 2 of the Royal Decree of July 7, 1999.

          (e)   Each Underwriter represents and agrees that, with the exception of Securities having a denomination of at least €50,000 or the equivalent thereof in other currencies, it has not, directly or indirectly, offered, sold, transferred or delivered and will not, directly or indirectly, offer, sell, transfer or deliver any Securities (including rights representing an interest in a global Security) in or from The Netherlands to any person or entity other than to persons or entities (Professional Market Parties) that trade or invest in securities in the conduct of a profession or business within the meaning of the Securities Transactions Supervision Act (Wet toezicht effectenverkeer 1995) (the Dutch Securities Act) and its implementing regulations, in which case it must be made clear when making any offer of such Security that it is exclusively made to such Professional Market Parties and a copy of the Prospectus Supplement and the Security must be submitted in advance by the issuer to the Netherlands Authority for the Financial Markets (Autoriteit Financiçle Markten) (the AFM), unless (i) another exemption as provided for in the Dutch Securities Act or any of its implementing regulations applies and the requirements applicable to such exemption are complied with, (ii) the AFM has upon request granted an individual dispensation to the Underwriters and the requirements applicable to such dispensation are complied with, or (iii) the prohibition of article 3, subsection 1 of the Dutch Securities Act does not apply (such as when the notes are or shortly upon their issue will be listed on Euronext Amsterdam).

          (f)    Each Underwriter represents and agrees that

              (i)  it has not offered or sold, and will not offer or sell, directly or indirectly, the Securities to the public in France, and has not distributed or caused to be distributed, and will not distribute or cause to be distributed to the public in France, the Registration Statement, the Prospectus, or any other offering materials relating to the Securities, and that such offers, sales and distributions have only been and shall only be made in France to qualified investors (investisseurs qualifiés), all as defined in and in accordance with Article L. 411-2 of the French Monetary and Financial Code and Decree no. 98-880 dated October 1, 1998; and

             (ii)  the Registration Statement, Prospectus, Prospectus Supplement, and any other offering materials relating to the Securities are not to be further distributed or reproduced (in whole or in part) by the recipients thereof and that such materials have been and will be distributed in France subject to the undertaking that such recipients will only participate in sale of the Securities for their own account and will not transfer, directly or indirectly, the Securities to the public in France, other than in each case in compliance with applicable laws and regulations.

          (g)   Each Underwriter represents and agrees that the Securities have not been and will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Selling Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of September 9, 1998, as amended, or any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

        8.    Indemnity and Contribution.

          (a)   The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities to which such Underwriter may become subject, under the Securities Act or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) in so far as such losses, claims, damages and liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of any such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a).

          (b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the indemnified party) shall promptly notify the person against whom such indemnity may be sought (the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d)   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law or, if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (including, without limitation, any failure by a party, promptly after its receipt of notice of the commencement of any action in respect of which contribution may be sought under this subsection (d), to notify the other party in writing of the commencement of such action). The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

          (e)   The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        9.    Termination.    The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally, or trading in the Company's common shares, shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or Euronext Amsterdam N.V., (ii) a material disruption in securities settlement, payment or clearance services in the United States or The Netherlands shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by United States Federal or New York State authorities or by the competent governmental or regulatory authorities in The Netherlands, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States or The Netherlands is involved, any declaration of war by Congress, or any change in financial markets, currency exchange rates or controls or any other substantial international calamity or crisis that, in the Representatives' judgment after consultation with the Company, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in the Representatives' judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

        10.    Effectiveness; Defaulting Underwriters.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the other non-defaulting Underwriters shall be obligated severally in the proportions that the amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Securities to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        11.    Counterparts.    This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        12.    Applicable Law.    This Agreement (and any claims or disputes arising our of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

        13.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        14.    Submission to Jurisdiction; Appointment of Agent for Service.

          (a)   The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby, and agrees that any such suit, action, or proceeding may be brought in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

          (b)   The Company hereby irrevocably designates and appoints [    •    ], with offices at [    •    ], as its authorized agent in the Borough of Manhattan in The City of New York for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company's agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.

        15.    Judgment Currency.    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in another currency, not be discharged until the first business day, following receipt by such Underwriter or controlling person of any sum to be so due in such other currency, on which (and only to the extent that) such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the currency so purchased is less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the currency so purchased is greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

        16.    Successors.    This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors, but will not be assignable by either party hereto without the written consent of the other. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and authorized representative of the Company referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and authorized representative of the Company and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Very truly yours,
TPG N.V.
		By:	Name: Title:
Accepted as of the date hereof.
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.
By:	[•]
By:	Name: Title:
By:	[•]
By:	Name: Title:

SCHEDULE I

Underwriting Agreement, dated [    •    ]

Registration Statement No. 333-[    •    ]

Representatives:

Title of Securities:

[Number of Securities/principal amount:

Purchase price to public (include accrued interest or amortization, if any):

Purchase price to underwriters (include accrued interest or amortization, if any):

Form:

Denomination:

[Maturity:]

[Interest rate:]

[Interest payment dates:]

[Redemption:]

[Ranking:]

Closing Date:

[Other provisions:]

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased

Total	$

QuickLinks

  Exhibit 1.1
FORM OF UNDERWRITING AGREEMENT
  SCHEDULE I